FOR IMMEDIATE RELEASE

CONTACT:	Maria C. Duey
Vice President, Investor Relations & Communications
(248) 593-8810
mduey@horizonglobal.com

HORIZON GLOBAL DELIVERS SIGNIFICANT PROFIT IMPROVEMENT IN FOURTH QUARTER 2015; ADJUSTED OPERATING PROFIT IMPROVES 440 BASIS POINTS

Fourth Quarter 2015 Highlights

•	Horizon Global completed its first six months as a stand-alone independent public company

•	At the operating segment level, adjusted operating profit(1) margin improved to 8.2 percent, an increase of 750 basis points over the same period in 2014

•	For the total company, adjusted operating profit(1) margin improved to 3.3 percent, an increase of 440 basis points over the same period in 2014

•	Year-to-date net cash provided by operations as a percentage of adjusted net income(3) was 164 percent compared to 152 percent for 2014

•	Adjusted earnings per share(3) was $0.00, improving from $(0.12) in the same period of 2014

BLOOMFIELD HILLS, Michigan, March 1, 2016 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported that net sales for the fourth quarter ended December 31, 2015 were $121.3 million, a decrease of 4.9 percent compared to the same period in 2014. On a constant currency basis(2), net sales were flat compared to the fourth quarter of 2014. Operating profit increased 171.6 percent to $1.9 million, from a loss of $2.6 million in the fourth quarter of 2014. Adjusted operating profit(1) increased 389.1 percent to $4.0 million or 3.3 percent of sales, from a loss of $1.4 million or 1.1 percent of sales in the fourth quarter of 2014. Loss per share was $(0.10) compared to $(0.17) in the fourth quarter of 2014. Debt was reduced by $15.0 million in the quarter, improving leverage to 3.3 times(4) at December 31, 2015.

2015 Fourth Quarter Business Segment Highlights

•
Cequent Americas net sales decreased 3.0 percent, with strong volume in the aftermarket and original equipment (OE) channels, offset by declines in the retail and industrial channels. Cequent Americas operating profit increased to $5.9 million from a loss of $0.3 million for the same period in 2014 due to continued productivity improvements, reduced SG&A and lower input costs. Cequent Americas adjusted operating profit(1) increased to $8.0 million from $0.5 million for the same period in 2014.

•
Cequent APEA net sales declined 9.5 percent on a reported basis, but increased 5.5 percent on a constant currency basis(2), driven by strong growth in the OE channel. Cequent APEA operating profit increased to $1.9 million from a loss of $0.1 million for the same period in 2014. Cequent APEA adjusted operating profit(1) increased to $2.0 million from $0.4 million as a result of increased volume and lower SG&A.

2015 Full-Year Highlights

•	Segment operating profit margin was 6.6 percent compared to 6.3 percent in 2014. Adjusted segment operating profit(1) margin improved to 8.4 percent, an increase of 140 basis points over 2014.

•	For the total company, operating profit margin was 3.4 percent, down from 4.0 percent in 2014. Adjusted operating profit(1) margin improved to 5.2 percent, an increase of 50 basis points over 2014.

•	Net sales decreased 5.9 percent from 2014. Net sales decreased 1.5 percent over 2014 on a constant currency basis(2).

•	Earnings per share were $0.46 per diluted share compared to $0.85 in 2014. Adjusted earnings per share(3) were $0.90 per diluted share, down from $1.02 in 2014.

“We have accomplished a lot in our first six months operating as a stand-alone, independent public company," said A. Mark Zeffiro, President and Chief Executive Officer of Horizon Global. "We are well underway with a significant restructuring of the business, which includes our manufacturing footprint and our management structure. We substantially exited our transition services agreement by the close of 2015 and put a stand-alone corporate cost structure in place for 2016. We developed and communicated our top financial priorities and aligned the organization for success around a mission, vision and clear set of values."

"We believe we are on track to achieve our near-term operating margin target of 10 percent on a segment basis, with full-year 2015 adjusted segment operating profit margin improving to 8.4 percent, a 140 basis point increase over 2014, demonstrating our focus on margin improvement. Second, our cash generation in the fourth quarter coupled with our working capital management resulted in a reduction in our leverage ratio to 3.3 times, with $24 million of cash on hand and total liquidity of $114 million at year end. Finally, while our revenues were down 1.5 percent on a constant currency basis, we still achieved growth in our eCommerce, OE and retail channels."

Outlook
Guidance issued for the year ended December 31, 2016:

•	Net sales growth of 3 to 5 percent on a constant currency basis

•	Adjusted segment operating profit increasing more than 100 basis points

•	Net cash conversion greater than 100 percent of net income (operating cash flow as a percent of net income)

"Margin improvement remains our number one priority, and we are seeing the benefits of our continuing actions. We have nearly completed the plant consolidation into our existing Reynosa manufacturing facility. The integration of the Cequent Americas businesses continues and we are focused on improving the profitability of our businesses in Europe, South Africa and Brazil. Our culture of continuous improvement is focused on operational excellence, which is expected to drive cost savings longer term," said Zeffiro.

"Our outlook for 2016 is positive, as we expect to benefit from key market drivers, including growth in eCommerce, retail and global OE channels. We look to offset the full-year interest and normalized tax costs by executing the initiatives associated with our key financial priorities. We feel that we have the people and processes in place for success and we are laying the foundation for business beyond today. We are focusing on product and process innovation to create a significant opportunity for value creation."

About Horizon Global
Headquartered in Bloomfield Hills, Michigan, Horizon Global Corporation (NYSE: HZN) is a leading designer, manufacturer and distributor of industry leading high-quality, custom-engineered towing, trailering, cargo management and related accessory products for original equipment, aftermarket and retail channel customers on a global basis. Our mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders. For more information, please visit www.horizonglobal.com.

Safe Harbor Statement
This earnings release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as "may," "could," "should," "estimate," "project," "forecast," "intend," "expect," "anticipate," "believe," "target," "plan" or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company's business and industry; the spin-off from TriMas Corporation; and other risks that are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Please refer to "Company and Business Segment Financial Information," which details certain costs, expenses, other charges, collectively described as ''Special Items,'' that are included in the determination of operating profit under GAAP, but that management would consider important in evaluating the quality of the Company's operating results. Accordingly, the Company presents adjusted operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(2)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

(3)
Appendix I details certain costs, expenses, and other charges, collectively described as ''Special Items,'' that are included in the determination of net income under GAAP, but that management would consider important in evaluating the quality of the Company's operating results. Accordingly, the Company presents adjusted net income and adjusted diluted earnings per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

(4)
Appendix III reconciles net Income to "Consolidated Bank EBITDA" as defined in our credit agreement.  We believe this reconciliation provides valuable supplemental information regarding our capital structure, consistent with how we evaluate our performance. Leverage ratio is calculated by dividing “Total consolidated indebtedness” by “Consolidated Bank EBITDA”.  “Total consolidated indebtedness” is defined as total Company debt less domestic cash.  Domestic cash as of December 31, 2015 was $13 million.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$23,520	$5,720
Receivables, net	63,050	63,840
Inventories	119,470	123,530
Prepaid expenses and other current assets	5,120	5,690
Total current assets	211,160	198,780
Property and equipment, net	45,890	55,180
Goodwill	4,410	6,580
Other intangibles, net	56,020	66,510
Deferred income taxes	4,500	2,200
Other assets	9,600	10,250
Total assets	$331,580	$339,500
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$10,130	$460
Accounts payable	78,540	81,980
Accrued liabilities	39,820	37,940
Total current liabilities	128,490	120,380
Long-term debt	178,610	300
Deferred income taxes	2,910	4,640
Other long-term liabilities	19,570	25,990
Total liabilities	329,580	151,310
Total shareholders' equity	2,000	188,190
Total liabilities and shareholders' equity	$331,580	$339,500

Horizon Global Corporation
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
	(unaudited)
Net sales	$121,270	$127,570	$575,510	$611,780
Cost of sales	(89,040)	(99,970)	(432,470)	(463,690)
Gross profit	32,230	27,600	143,040	148,090
Selling, general and administrative expenses	(30,070)	(29,560)	(121,350)	(122,890)
Net loss on dispositions of property and equipment	(270)	(680)	(2,120)	(740)
Operating profit (loss)	1,890	(2,640)	19,570	24,460
Other expense, net:
Interest expense	(4,220)	(210)	(8,810)	(720)
Other expense, net	(710)	(860)	(3,740)	(3,150)
Other expense, net	(4,930)	(1,070)	(12,550)	(3,870)
Income (loss) before income tax	(3,040)	(3,710)	7,020	20,590
Income tax benefit (expense)	1,310	650	1,280	(5,240)
Net income (loss)	$(1,730)	$(3,060)	$8,300	$15,350
Net income (loss) per share:
Basic	$(0.10)	$(0.17)	$0.46	$0.85
Diluted	$(0.10)	$(0.17)	$0.46	$0.85
Weighted average common shares outstanding:
Basic	18,071,076	18,062,027	18,064,491	18,062,027
Diluted	18,071,076	18,062,027	18,160,852	18,113,416

Horizon Global Corporation
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Twelve months ended December 31,
	2015	2014
Cash Flows from Operating Activities:
Net income	$8,300	$15,350
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on dispositions of property and equipment	2,120	740
Depreciation	9,740	11,380
Amortization of intangible assets	7,340	7,550
Amortization of original issuance discount and debt issuance costs	830	—
Deferred income taxes	(4,920)	(2,720)
Non-cash compensation expense	2,530	2,660
Increase in receivables	(5,460)	(3,940)
Increase in inventories	(30)	(210)
Decrease in prepaid expenses and other assets	140	1,080
Increase (decrease) in accounts payable and accrued liabilities	5,870	(4,440)
Other, net	450	560
Net cash provided by operating activities	26,910	28,010
Cash Flows from Investing Activities:
Capital expenditures	(8,320)	(11,440)
Net proceeds from disposition of property and equipment	1,510	330
Net cash used for investing activities	(6,810)	(11,110)
Cash Flows from Financing Activities:
Proceeds from borrowing on credit facilities	119,340	175,560
Repayments of borrowings on credit facilities	(118,890)	(175,900)
Proceeds from Term B Loan, net of issuance costs	192,820	—
Repayments of borrowings on Term B Loan	(5,000)	—
Proceeds from ABL Facility, net of issuance costs	57,120	—
Repayments of borrowings on ABL Facility	(59,430)	—
Cash dividend paid to former parent	(214,500)	—
Net transfers (to) from former parent	27,630	(18,720)
Net cash used for financing activities	(910)	(19,060)
Effect of exchange rate changes on cash	(1,390)	—
Cash and Cash Equivalents:
Increase (decrease) for the year	17,800	(2,160)
At beginning of year	5,720	7,880
At end of year	$23,520	$5,720
Supplemental disclosure of cash flow information:
Cash paid for interest	$7,870	$590

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Cequent Americas
Net sales	$87,280	$90,010	$429,310	$446,670
Operating profit (loss)	$5,900	$(290)	$30,300	$30,810
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$2,050	$790	$7,580	$3,590
Loss on software disposal	$—	$—	$1,870	$—
Excluding Special Items, operating profit would have been	$7,950	$500	$39,750	$34,400

Cequent APEA
Net sales	$33,990	$37,560	$146,200	$165,110
Operating profit (loss)	$1,900	$(120)	$7,550	$7,650
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$50	$470	$1,110	$850
Excluding Special Items, operating profit would have been	$1,950	$350	$8,660	$8,500

Operating Segments
Operating profit (loss)	$7,800	$(410)	$37,850	$38,460
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$2,100	$1,260	$8,690	$4,440
Loss on software disposal	$—	$—	$1,870	$—
Excluding Special Items, segment operating profit would have been	$9,900	$850	$48,410	$42,900

Corporate Expenses
Operating loss	$(5,910)	$(2,230)	$(18,280)	$(14,000)

Total Company
Net sales	$121,270	$127,570	$575,510	$611,780
Operating profit (loss)	$1,890	$(2,640)	$19,570	$24,460
Total Special Items to consider in evaluating operating profit:	$2,100	$1,260	$10,560	$4,440
Excluding Special Items, operating profit (loss) would have been	$3,990	$(1,380)	$30,130	$28,900

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Net income (loss), as reported	$(1,730)	$(3,060)	$8,300	$15,350
After-tax impact of Special Items to consider in evaluating quality of income:
Severance and business restructuring costs	1,720	940	6,940	3,100
Loss on software disposal	—	—	1,170	—
Excluding Special Items, income (loss) would have been	$(10)	$(2,120)	$16,410	$18,450

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Diluted earnings (loss) per share, as reported	$(0.10)	$(0.17)	$0.46	$0.85
After-tax impact of Special Items to consider in evaluating quality of EPS:
Severance and business restructuring costs	0.10	0.05	0.38	0.17
Loss on software disposal	—	—	0.06	—
Excluding Special Items, EPS would have been	$—	$(0.12)	$0.90	$1.02
Weighted-average shares outstanding, diluted	18,071,076	18,062,027	18,160,852	18,113,416

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

	Three months ended December 31, 2015			Twelve months ended December 31, 2015
	Consolidated	Cequent Americas	Cequent APEA	Consolidated	Cequent Americas	Cequent APEA
Revenue growth as reported	(4.9)%	(3.0)%	(9.5)%	(5.9)%	(3.9)%	(11.5)%
Less: currency impact	(5.2)%	(1.1)%	(15.0)%	(4.4)%	(0.8)%	(14.3)%
Revenue growth at constant currency	0.3%	(1.9)%	5.5%	(1.5)%	(3.1)%	2.8%

Appendix III

Horizon Global Corporation
LTM Bank EBITDA as Defined in Credit Agreement
(Unaudited - dollars in thousands)

Year ended December 31, 2015
Net income	$8,300
Bank stipulated adjustments:
Interest expense, net (as defined)	8,810
Income tax benefit	(1,280)
Depreciation and amortization	17,080
Non-cash compensation expense(1)	2,530
Other non-cash expenses or losses	11,350
Non-recurring expenses or costs (as defined)(2)	5,000
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	900
Consolidated Bank EBITDA, as defined	$52,690

December 31, 2015
Total Consolidated Indebtedness	$175,760
Consolidated Bank EBITDA, as defined	52,690
Actual leverage ratio	3.34 x
Covenant requirement	5.25 x
______________
(1) Non-cash compensation expenses resulting from the grant of restricted shares of common stock and common stock options. Includes amounts allocated by former parent company.
(2) Under our credit agreement, costs and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $15 million in aggregate, commencing on or after January 1, 2015.